UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
==================================
FORM S-1
(Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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JINMIMI NETWORK INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

6G, West Building, Changxing Plaza
Changxing Rd, Nanshan District
Shenzhen, Guangdong, 518051 P.R. China
+ 86 (755) 8340-6503
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Deng Zhang, President & CEO
JINMIMI NETWORK INC.
6G, West Building, Changxing Plaza
Changxing Rd, Nanshan District
Shenzhen, Guangdong, 518051 P.R. China
+ 86 (755) 8340-6503
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
RICHARD I. ANSLOW, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	4,000,000	$0.025	$100,000	$3.93

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.025 was determined by the price shares were sold to our shareholders in a private placement memorandum of $0.025 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  FEBRUARY ___, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

4,000,000 SHARES OF
JINMIMI NETWORK INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 4,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:   February   __, 2009

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

Jinmimi Network Inc., a Nevada Corporation (“we”, “JINMIMI”, or the “Company”), was formed in November 2008. We are an online media company and value-added information service provider in the People’s Republic of China (the “PRC” or “China”). In January 2009, the Company entered into a Share Purchase Agreement (“Purchase Agreement”) with Hong Kong Active Choice Limited (“HKAC”), a limited liability company established under the laws of Hong Kong, with its principle places of business at Unite 8/F, Wing Yee Comm Bldg, 5 Wing Kut St., Sheung Wan, HK, and the shareholders of HKAC (individually, a “HKAC Stockholder”, and collectively, the “HKAC Stockholders”).  Pursuant to the Purchase Agreement, the Company acquired 100% of the common stock of HKAC, par value HKD1.00 per share (the “HKAC Shares”), from HKAC and HKAC Shareholders, for a purchase price of $438,975 by delivery of our promissory note. As a result, HKAC and its subsidiary, Chuangding Investment Consultant (Shenzhen) Co., Ltd., a limited liability company established under the laws of Hong Kong (“Chuangding”), became our wholly-owned subsidiaries.

In January 2009, we completed a Regulation D Rule 506 and/or Regulation S offering in which we sold 4,000,000 shares of common stock to 40 investors, at a price per share of $0.025 per share for an aggregate offering price of $100,000.

Our operations are limited to Chuangding’s 100% ownership interest of Shenzhen Jinmimi under a long-term management consultancy agreement. Shenzhen Jinmimi operates a website www.jinmimi.com that provides online financial and listed company data and information mainly through online forums. With a network of localized web sites targeting Greater China and overseas Chinese, the Company provides forum-based products and services such as blogs and discussion board through an on-line forum, Jinmimi Financial Forum. Many residents of PRC use Jinmimi Financial Forum to publish and search for financial data and information.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   As reflected in the accompanying financial statements of Chuangding, we had an accumulated expense of $42,007, a net loss of $41,522 for the period from December 4, 2008 (inception) to December 31, 2008. These conditions raise substantial doubt about our ability to continue as a going concern.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors,” including for example:

•	We are lack of an operating history;

•	We are lack of profitable operations since inception;

•	the possibility of losing key members of our senior management; and

•	Lack of an established public trading market for our common stock.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves risks. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

Where You Can Find Us

Our principal executive offices are located at 6G, West Building, Changxing Plaza, Changxing Rd, Nanshan District, Shenzhen, Guangdong, 518051 P.R. China and our telephone number is +86 (755) 8340-6503.

Conventions

In this prospectus, unless indicated otherwise, references to

•	“China,” “Chinese” and “PRC,” are references to the People’s Republic of China;

•
“JINMIMI” “the Company,” “we,” “us,” or “our,” are references to the combined business of Jinmimi Network Inc. and its wholly-owned subsidiaries, HKAC and Chuangding, but do not include the security holders of JINMIMI;

•	“HKAC” are references to Hong Kong Active Choice Limited;

•	“Chuangding” are references to Chuangding Investment Consultant (Shenzhen) Co., Ltd.;

•	“Shenzhen Jinmimi” are references to Shenzhen Jinmimi Network Technology Co., Ltd.;

•	“RMB” are references to the Renminbi, the legal currency of China; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

The Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.025 was determined by the price shares were sold to our shareholders in a private placement memorandum of $0.025 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIAL DATA

The following summary financial data is based on our wholly owned subsidiary Chuangding and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus. The statement of operations and balance sheet data for the period from inception to December 31, 2008 are derived from our audited consolidated financial statements.  The Company and its subsidiary, Chuangding, both have fiscal year end as of December 31.

For the period from inception to December 31, 2008
(Audited)

Revenues	$-

Total operating expenses	42,007

Net loss	41,522

Comprehensive loss	42,246

BALANCE SHEET DATA:	As of December 31, 2008
(Audited)

Current assets	$395,666

Total assets	$398,779

Total liabilities	$1,097

Stockholders’ equity	$397,682

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “JINMIMI” refer to the Company and its subsidiary not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS YOU CAN USE TO EVALUATE US AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE FACT WE ARE AT THE START-UP STAGE OF OUR BUSINESS.

We were incorporated in November 2008, and as such have no revenue to date. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company in a highly competitive environment in which we operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control.

THE INFANCY OF THE INTERNET INDUSTRY IN CHINA MAKES IT DIFFICULT TO GAUGE THE DEVELOPMENT OF THE MARKET IN WHICH WE OPERATE.

As the Chinese Internet market is in its beginning stages, it is difficult to make accurate predictions about its growth, and any specific trends that may or may not develop within this market. Accordingly, it is difficult to accurately predict how well an investment in this industry and specifically in our company will perform.

IF THE INTERNET AND, IN PARTICULAR, ONLINE MARKETING ARE NOT BROADLY ADOPTED IN CHINA, OUR ABILITY TO INCREASE REVENUE AND ACHIEVE PROFITABILITY COULD BE MATERIALLY AND ADVERSELY AFFECTED. WE ARE DEPENDANT ON THIS MARKET DEVELOPING IN ORDER FOR OUR BUSINESS MODEL TO BE SUCCESSFUL.

At this time it is uncertain whether the Internet and online marketing will be accepted in China on similar scales as the United States and Europe. Therefore, these markets cannot be used as an adequate measuring point for our prospects in this industry.   The use of the Internet as a marketing channel is at an early stage in China. Internet and broadband penetration rates in China are both relatively low compared to those in most developed countries. Many of our current and potential customers have limited experience with the Internet as a marketing channel, and have not historically devoted a significant portion of their marketing budgets to online marketing and promotion. As a result, they may not consider the Internet effective in promoting their products and services as compared to traditional print and broadcast media.

WE FACE SIGNIFICANT COMPETITION AND MAY SUFFER FROM A LOSS OF USERS AND CUSTOMERS AS A RESULT.

Currently the online financial information service in China is rapidly evolving and highly competitive. Because we are focusing on China securities market and online forums, we mainly compete with other internet companies provided financial information and forums, such as Jinrongjie Forum (www.jrj.com), Hexu Financial (www.hexu.com), East Money (www.eastmoney.com), MACD Financial (www.macd.cn), and Lixiang Securities Forum (www.55188.com), etc. These competitors have longer operating histories, and have generated significant traffic, a loyal user base and a large and broad customer base. They have widely recognized brand names in China and greater financial resources than we do. We compete with these providers primarily for user traffic currently. In the future if we develop advertising service, we will compete with them for online advertising as well. Our ability to compete depends on many factors, including the comprehensiveness, timeliness and trustworthiness of our content, the ease of use of our information platform and the contents of our online financial forums.

OUR BUSINESS DEPENDS ON A STRONG BRAND, AND IF WE ARE NOT ABLE TO MAINTAIN AND ENHANCE OUR BRAND, OUR BUSINESS AND OPERATING RESULTS MAY BE HARMED. USER LOYALTY IS A SIGNIFICANT ASPECT OF OUR INDUSTRY AND IS DIRECTLY CORRELATED TO CONSISTENT OPERATIONAL RESULTS.

We believe that recognition of our brand “Jinmimi.com” has contributed significantly to the success of our business. We also believe that maintaining and enhancing the “Jinmimi.com” brand is critical to expanding our base of users, and customers. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to achieve as an Internet search leader in China, which may be increasingly difficult and expensive.

Our user base has grown primarily by word-of-mouth. We have recently initiated brand promotion efforts, but we cannot assure you that our new marketing efforts will be successful in further promoting our brand. If we fail to promote and maintain the “Jinmimi.com” brand, or if we incur excessive expenses in this effort, our business and results of operations could be materially and adversely affected.

IF WE FAIL TO CONTINUE TO INNOVATE AND PROVIDE RELEVANT PRODUCTS AND SERVICES, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT USER TRAFFIC LEVELS TO REMAIN COMPETITIVE.

Our success depends on providing products and services that people use for a high-quality Internet experience. Our competitors are constantly developing innovations in Internet search and online marketing as well as enhancing users’ online experience. As a result, we must continue to invest significant resources in forums and search technology and our existing products and services and introduce additional high quality products and services to attract and retain users. If we are unable to anticipate user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users and customers. Our operating results would also suffer if our innovations do not respond to the needs of our users and customers, are not appropriately timed with market opportunities or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are perceived to be, substantially similar to or better than those generated by our search services. This may force us to expend significant resources in order to remain competitive.

IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, OUR FUTURE SUCCESS MAY BE ADVERSELY AFFECTED.

The online marketing industry is subject to rapid technological changes. Our future success will depend on our ability to respond to rapidly changing technologies, adapt our services to evolving industry standards and improve the performance and reliability of our services. Our failure to adapt to such changes could harm our business. New marketing media could also adversely affect us. For example, the number of people accessing the Internet through devices other than personal computers, including mobile telephones and hand-held devices, has increased in recent years. If we are slow to develop products and technologies that are more compatible with non-PC communications devices, we may not be successful in capturing a significant share of this increasingly important market for media and other services. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products, services or infrastructure. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future success may be adversely affected.

WE MAY FACE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AND OTHER RELATED CLAIMS THAT COULD BE TIME-CONSUMING AND COSTLY TO DEFEND AND MAY RESULT IN OUR INABILITY TO CONTINUE PROVIDING CERTAIN OF OUR EXISTING SERVICES.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property in Internet-related industries, particularly in China, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for Internet-related technologies, including seeking patent protection. There may be patents issued or pending that is held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in China in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Our products and services link to materials in which third parties may claim ownership of trademarks, copyrights or other rights. From time to time, we may be subject to trademark or copyright infringement or related claims, in China and/or internationally. We currently do not have any registered patents, trademarks, service marks, or any other intellectual property rights.

We may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

IF WE FAIL TO RETAIN EXISTING USERS OR ATTRACT NEW USERS FOR OUR ONLINE FORUM AND INTERNET SEARCH SERVICES, OUR BUSINESS AND GROWTH PROSPECTS COULD BE SERIOUSLY HARMED.

We do not have any revenue currently. We are negotiating with several companies for advertising services on our website. If we successfully enter into agreements with these companies, we expect that we could generate revenue at the end of March 2009. However, there is no assurance such transaction will be completed. Even if we complete the transaction, if we fail to retain existing users or attract new users in the future, these companies may terminate advertising services with us and our online financial services could be seriously harmed.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Projected revenues and proceeds may not be sufficient to meet our operating costs over a longer term, particularly in the event that the business develops more quickly than anticipated. As a result it is possible that we will need to raise additional capital. We may not be able to raise sufficient cash to continue to finance our operations or to achieve our market objectives.  Management does not know the form of equity or debt that may be used to obtain this capital, or the exact amount that may be needed, at this time. We can not issue assurances that our shareholders will not be diluted by investment of such capital, or the extent of the dilution. Also, we can not assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. No guarantees that any additional financing can be obtained are possible.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR OPERATING RESULTS MAY FLUCTUATE, WHICH MAKES OUR RESULTS DIFFICULT TO PREDICT AND COULD CAUSE OUR RESULTS TO FALL SHORT OF EXPECTATIONS.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. Any of the risk factors listed in this “Risk Factors” section, and in particular, the following risk factors, could cause our operating results to fluctuate from quarter to quarter:

•	general economic conditions in China and economic conditions specific to the Internet, Internet search and online marketing;

•	our ability to continue to attract users to our website;

•	the announcement or introduction of new or enhanced products and services by us or our competitors;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

•	People’s Republic of China regulations or actions pertaining to activities on the Internet; and

•	Our ability to develop advertising service and paid subscription based service..

THE SUCCESSFUL OPERATION OF OUR BUSINESS DEPENDS UPON THE PERFORMANCE AND RELIABILITY OF THE INTERNET INFRASTRUCTURE AND FIXED TELECOMMUNICATIONS NETWORKS IN CHINA.

Our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Information Industry of China. In addition, the national networks in China are connected to the Internet through international gateways controlled by the People’s Republic of China government. These international gateways are the only channels through which a domestic user can connect to the Internet. We cannot assure you that a more sophisticated Internet infrastructure will be developed in China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

We also rely on China Telecommunications Corporation to provide us with data communications capacity primarily through local telecommunications lines and Internet data centers to host our servers. We do not have access to alternative services in the event of disruptions, failures or other problems with the fixed telecommunications networks of China Telecom, or if China Telecom otherwise fail to provide such services. Any unscheduled service interruption could damage our reputation and result in a decrease in our revenues. Furthermore, we have no control over the costs of the services provided by China Telecom. If the prices that we pay for telecommunications and Internet services rise significantly, our gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, our user traffic may decrease, which in turn may harm our revenues.

OUR SUCCESS DEPENDS ON THE CONTINUING EFFORTS OF OUR SENIOR MANAGEMENT TEAM AND OTHER KEY PERSONNEL AND OUR BUSINESS MAY BE HARMED IF WE LOSE THEIR SERVICES.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular its chairman, president and chief executive officer, Deng Zhang, its chief financial officer, Jiangkun Shi. If one or more of such executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. If any member of our senior management team or other key personnel leaves us, our ability to successfully operate our business and execute our business strategy could be impaired. We may also have to incur significant costs in identifying, hiring, training and retaining replacements for departing employees.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF OUR SOFTWARE CONTAINS BUGS.

Our online systems, including our websites, our enterprise search software and other software applications and products, could contain undetected errors or “bugs” that could adversely affect their performance. We regularly update and enhance our website and our other online systems and introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and materially and adversely affect our business.

Currently, we are not aware any bugs in our software that could adversely affect us. However, our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable.

Internet usage could decline if any well-publicized compromise of security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our Web site against hackers. We cannot assure you that any measures we may take will be effective. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user traffic.

CONCERNS ABOUT THE SECURITY OF ELECTRONIC COMMERCE TRANSACTIONS AND CONFIDENTIALITY OF INFORMATION ON THE INTERNET MAY REDUCE USE OF OUR NETWORK AND IMPEDE OUR GROWTH.

A significant barrier to electronic commerce and communications over the Internet in general has been a public concern over security and privacy, including the transmission of confidential information. If these concerns are not adequately addressed, they may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. If a well-publicized Internet breach of security were to occur, general Internet usage could decline, which could reduce traffic to our destination websites and impede our growth.

THERE IS LIMITED LIABILITY OF MANAGEMENT AND IT MAY REQUIRE THE COMPANY TO INDEMNIFY ITS OFFICERS AND DIRECTORS.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Nevada corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Risks Related to Our Corporate Structure

PEOPLE’S REPUBLIC OF CHINA LAWS AND REGULATIONS GOVERNING OUR BUSINESSES AND THE VALIDITY OF CERTAIN OF OUR CONTRACTUAL ARRANGEMENTS ARE UNCERTAIN. IF WE ARE FOUND TO BE IN VIOLATION, WE COULD BE SUBJECT TO SANCTIONS. IN ADDITION, CHANGES IN SUCH PEOPLE’S REPUBLIC OF CHINA LAWS AND REGULATIONS MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

There are substantial uncertainties regarding the interpretation and application of People’s Republic of China laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our affiliated Chinese entity, and its shareholders. The People’s Republic of China Internet laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

People’s Republic of China laws currently provide limited guidance as to whether an Internet search provider that provides search result links to domestic news websites is required to obtain an approval from the State Council News Office. People’s Republic of China laws also do not provide clear guidance as to whether an Internet search provider that provides links to online audio/video products is required to obtain an Internet culture permit from the Ministry of Culture or a license for broadcasting audio/video programs from the State Administration of Radio, Film and Television. If the interpretation of existing laws and regulations changes or new regulations comes into effect requiring us to obtain any such licenses, permits or approvals, we cannot assure you that we may successfully obtain them, and we may need to remove links to news and audio/video products until we obtain the requisite licenses, permits and approvals.

The People’s Republic of China government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new People’s Republic of China laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future People’s Republic of China laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY COMPLEXITY, UNCERTAINTIES AND CHANGES IN PEOPLE’S REPUBLIC OF CHINA REGULATION OF INTERNET BUSINESS AND COMPANIES, INCLUDING LIMITATIONS ON OUR ABILITY TO OWN KEY ASSETS SUCH AS OUR WEBSITE.

The People’s Republic of China government extensively regulates the Internet industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to People’s Republic of China government regulation of the Internet industry include the following:

• We only have contractual control over our websites. We do not own the websites due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including online information services.

• There are uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices, means that permits, licenses or operations at some of our companies may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

• Certain People’s Republic of China government authorities have stated publicly that they are in the process of promulgating new laws and regulations that will regulate Internet activities. The areas of regulation may include online advertising, online news displaying, online audio-video program broadcasting and the provision of culture-related information over the Internet. Other aspects of our online operations may be regulated in the future. If our operations do not comply with these new regulations at the time they become effective, we could be subject to penalties.

The interpretation and application of existing People’s Republic of China laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our business.

Although we believe we comply with current People’s Republic of China regulations, we cannot assure you that the People’s Republic of China government would agree that these operating arrangements comply with People’s Republic of China licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the People’s Republic of China government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our website, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

OUR CORPORATE ACTIONS ARE SUBSTANTIALLY CONTROLLED BY OUR PRINCIPAL SHAREHOLDERS AND AFFILIATED ENTITIES.

Our principal shareholder, Xi Li and Changze Liu, owns 41.75% and 41.58% respective, which represent a total of approximately 83.33% of our outstanding shares of common stock. These shareholders could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of us, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of us and might reduce the price of our shares. These actions may be taken even if they are opposed by our other shareholders.

Also, Xi Li was also the major shareholder of HKAC who owned 49.9% shares, with whom we entered a Purchase Agreement on January 14, 2009. In this transaction, we acquired all the shares of HKAC from HKAC Shareholders, including Xi Li, for $438,975 by delivery of a promissory note.

Risks Related to Doing Business in China

ADVERSE CHANGES IN ECONOMIC AND POLITICAL POLICIES OF THE PEOPLE’S REPUBLIC OF CHINA GOVERNMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH OF CHINA, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the People’s Republic of China economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The People’s Republic of China government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall People’s Republic of China economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the People’s Republic of China government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

REGULATION AND CENSORSHIP OF INFORMATION DISSEMINATED OVER THE INTERNET IN CHINA MAY ADVERSELY AFFECT OUR BUSINESS AND SUBJECT US TO LIABILITY FOR INFORMATION LINKED TO OUR WEBSITE.

The People’s Republic of China government has adopted regulations governing Internet access and the distribution of news and other information over the Internet. Under these regulations, Internet content providers and Internet publishers are prohibited from posting or displaying over the Internet content that, among other things, violates People’s Republic of China laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide Internet content and other licenses and the closure of the concerned websites. In the past, failure to comply with such requirements has resulted in the closure of certain websites. The website operator may also be held liable for such censored information displayed on or linked to the website.

In addition, the Ministry of Information Industry has published regulations that subject website operators to potential liability for content displayed on their websites and the actions of users and others using their systems, including liability for violations of People’s Republic of China laws prohibiting the dissemination of content deemed to be socially destabilizing. The Ministry of Public Security has the authority to order any local Internet service provider to block any Internet website at its sole discretion. From time to time, the Ministry of Public Security has stopped the dissemination over the Internet of information which it believes to be socially destabilizing. The State Secrecy Bureau is also authorized to block any website it deems to be leaking State secrets or failing to meet the relevant regulations relating to the protection of State secrets in the dissemination of online information.

PEOPLE’S REPUBLIC OF CHINA GOVERNMENT AUTHORITIES MAY DEEM CERTAIN THIRD-PARTY WEBSITES UNLAWFUL AND COULD REQUIRE US TO REMOVE LINKS TO SUCH WEBSITES, WHICH MAY REDUCE OUR USER TRAFFIC AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The Internet industry in China, including the operation of online activities, is extensively regulated by the People’s Republic of China government. Various People’s Republic of China government authorities such as the State Council, the Ministry of Information Industry, the State Administration for Industry and Commerce, the State Press and Publication Administration and the Ministry of Public Security are empowered to issue and implement regulations governing various aspects of the Internet and online activities. Substantial uncertainties exist regarding the potential impact of current and future People’s Republic of China laws and regulations on Internet search providers. We are not able to control or restrict the operation of third-party websites linked to or accessible through our website. If third-party websites linked to or accessible through our websites operate unlawful activities such as online gambling on their websites, People’s Republic of China regulatory authorities may require us to remove the links to such websites or suspend or shut down the operation of such websites. This in turn may reduce our user traffic and adversely affect our business. In addition, we may be subject to potential liabilities for providing links to third-party websites that operate unlawful activities.

INTENSIFIED GOVERNMENT REGULATION OF INTERNET CAFES COULD RESTRICT OUR ABILITY TO MAINTAIN OR INCREASE USER TRAFFIC TO OUR WEBSITE.

In April 2001, the People’s Republic of China government began tightening its regulation of Internet cafes. In particular, a large number of unlicensed Internet cafes have been closed. In addition, the People’s Republic of China government has imposed higher capital and facility requirements for the establishment of Internet cafes. Furthermore, the People’s Republic of China government’s policy, which encourages the development of a limited number of national and regional Internet cafe chains and discourages the establishment of independent Internet cafes, may slow down the growth of Internet cafes. Recently, the Ministry of Culture, together with other government authorities, issued a joint notice suspending the issuance of new Internet cafe licenses. It is unclear when this suspension will be lifted. So long as Internet cafes are one of the primary venues for our users to access our website, any reduction in the number, or any slowdown in the growth, of Internet cafes in China could limit our ability to maintain or increase user traffic to our website.

UNCERTAINTIES WITH RESPECT TO THE PEOPLE’S REPUBLIC OF CHINA LEGAL SYSTEM COULD ADVERSELY AFFECT US.

We conduct our business primarily through our subsidiary and jinmimi.com. Our operations in China are governed by People’s Republic of China laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The People’s Republic of China legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, People’s Republic of China legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the People’s Republic of China legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST US, OUR MANAGEMENT OR THE EXPERTS NAMED IN THE PROSPECTUS BECAUSE WE CONDUCT SUBSTANTIALLY ALL OF OUR OPERATIONS IN CHINA AND ALL OF OUR OFFICERS RESIDE OUTSIDE THE UNITED STATES..

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our People’s Republic of China counsel has advised us that the People’s Republic of China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The People’s Republic of China government imposes controls on the convertibility of Chinese Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Chinese Renminbi. Under our current structure, our income is primarily derived from dividend payments from our People’s Republic of China subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our People’s Republic of China subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing People’s Republic of China foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the People’s Republic of China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Chinese Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The People’s Republic of China government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

RECENT PEOPLE’S REPUBLIC OF CHINA REGULATIONS RELATING TO ACQUISITIONS OF PEOPLE’S REPUBLIC OF CHINA COMPANIES BY FOREIGN ENTITIES MAY CREATE REGULATORY UNCERTAINTIES THAT COULD LIMIT OUR PEOPLE’S REPUBLIC OF CHINA SUBSIDIARIES’ ABILITY TO DISTRIBUTE DIVIDENDS OR OTHERWISE ADVERSELY AFFECT THE IMPLEMENTATION OF OUR ACQUISITION STRATEGY.

The People’s Republic of China State Administration of Foreign Exchange (“SAFE”) issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company intends to acquire a People’s Republic of China company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the People’s Republic of China residents of a People’s Republic of China company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice clarifying the January notice. In accordance with the April notice, if an acquisition of a People’s Republic of China company by an offshore company controlled by People’s Republic of China residents had been confirmed by a Foreign Investment Enterprise Certificate prior to the issuance of the January notice, each of the People’s Republic of China residents is required to submit a registration form to the local SAFE branch to register his or her respective ownership interests in the offshore company. The SAFE notices do not specify the timeframe during which such registration must be completed. The People’s Republic of China resident must also amend such registration form if there is a material event affecting the offshore company, such as, among other things, a change to share capital, a transfer of shares, or if such company is involved in a merger and an acquisition or a spin-off transaction or uses its assets in China to guarantee offshore obligations. We have notified our shareholders who are People’s Republic of China residents to register with the local SAFE branch as required under the SAFE notices. However, we cannot provide any assurances that all of our shareholders who are People’s Republic of China residents will comply with our request to make or obtain any applicable registrations or approvals required by these SAFE notices. The failure or inability of our People’s Republic of China resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our People’s Republic of China subsidiaries’ ability to distribute dividends to our company.

As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a People’s Republic of China company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE notices. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

FLUCTUATION IN THE VALUE OF CHINESE RENMINBI MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

The value of Chinese Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the People’s Republic of China government changed its decade-old policy of pegging the value of the Chinese Renminbi to the U.S. dollar. Under the new policy, the Chinese Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the Chinese Renminbi against the U.S. dollar. While the international reaction to the Chinese Renminbi revaluation has generally been positive, there remains significant international pressure on the People’s Republic of China government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Chinese Renminbi against the U.S. dollar. Our revenues and costs are mostly denominated in Chinese Renminbi, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on dividends and other fees paid to us by our subsidiaries and affiliated entity in China. Any significant revaluation of Chinese Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our equities in U.S. dollars. For example, an appreciation of Chinese Renminbi against the U.S. dollar would make any new Chinese Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Chinese Renminbi for such purposes. An appreciation of Chinese Renminbi against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into Chinese Renminbi, as Chinese Renminbi or RMB is our reporting currency.

Risks Related to This Offering

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

THERE IS NO ASSURANCE OF A PUBLIC MARKET AND THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.025 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities.

Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;
•	Receive the purchaser’s written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price $0.025 was determined by the price shares were sold to our shareholders in our private placement which was completed in January 2009.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 4,000,000 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D and/or Regulation S offering completed in January 2009.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  February 23, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold (1)	Shares of common stock owned after offering	Percent of common stock owned after offering (2)

Lei Cai	800,000	800,000	0	0
Huagui Zhao	900,000	900,000	0	0
Fang Liu	100	100	0	0
Jin Wang	700,000	700,000	0	0
Kequan Huang	500,000	500,000	0	0
Quanzhong Wang	100	100	0	0
Xiaohong Liang	100	100	0	0
Shuzhi Feng	1,000	1,000	0	0
Qiang Zhao	824,700	824,700	0	0
Yunfei Liu	1,000	1,000	0	0
Hongyan Xun	240,000	240,000	0	0
Rui Peng	8,000	8,000	0	0
Qinfang Hu	1,000	1,000	0	0
Tao Geng	6,000	6,000	0	0
Yan Li	500	500	0	0
Yan Ding	500	500	0	0
Xiaonian Li	2,000	2,000	0	0
Qianqian Sun	500	500	0	0
Gang Xiang	500	500	0	0
Bingbing Hu	1,000	1,000	0	0
Haibo Li	6,000	6,000	0	0
Xinfu Cheng	1,000	1,000	0	0
Zhangan Yang	1,000	1,000	0	0
Kaiwei Shen	800	800	0	0
E Jiang	100	100	0	0
Yuanping Dai	200	200	0	0

Fang Ren	100	100	0	0
Xiaoqiang Wei	400	400	0	0
Qiang Wang	200	200	0	0
Jiacai He	300	300	0	0
Bo Wang	200	200	0	0
Zhengguo Luo	200	200	0	0
Kangning Cheng	200	200	0	0
Nan Chen	100	100	0	0
Xia Cao	500	500	0	0
Tianbing Zhen	200	200	0	0
Xiaoming Zou	600	600	0	0
Jin Fan	500	500	0	0
Xueru Chen	200	200	0	0
Xiaohong Chen	200	200	0	0
Total		4,000,000

(1)	Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.
(2)	Based on 24,000,000 shares issued and outstanding as of February 23, 2009.

To our knowledge, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.025 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $0.025 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

 We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 24,000,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share, with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

• ·	the number of shares and the designation of the series;
• ·
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

• ·	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
• ·	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
• ·
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

• ·
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Albert Wong & Co. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Our History and Structure

We were incorporated under the laws of the State of Nevada in November 2008. We are an online media company and value-added information service provider in the PRC. In January 2009, the Company entered into a Purchase Agreement HKAC and HKAC Shareholders, pursuant which we acquired 100% HKAC Shares from HKAC and HKAC Shareholders, for a purchase price of $438,975 by delivery of our promissory note. As a result, HKAC and its subsidiary, Chuangding, became our wholly-owned subsidiaries.  In this transaction, Mr. Xi Li, our major shareholders, was also a shareholder of HKAC owned 49.9% shares. Further details referred to Transaction with Related Persons, Promoters and Certain Control Persons on page 33 of this prospectus.

Since the consummation of the Purchase Agreement, we believe that we are not a blank check company as that term is defined in Rule 419 of Regulation C under the Securities Act of 1933.  We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.

In January 2009, we completed a Regulation D Rule 506 and/or Regulation S offering in which we sold 4,000,000 shares of common stock to 40 investors, at a price per share of $0.025 per share for an aggregate offering price of $100,000.

Our operations are limited to Chuangding’s 100% ownership interest of Shenzhen Jinmimi under a long-term management consultancy agreement. Shenzhen Jinmimi operates a website www.jinmimi.com that provides online financial and listed company data and information mainly through online forums. With a network of localized web sites targeting Greater China and overseas Chinese, the Company provides forum-based products and services such as blogs and discussion board through an on-line forum, Jinmimi Financial Forum.

Many residents of PRC use Jinmimi Financial Forum to publish and search for financial data and information.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business Overview

We are one of the companies that specialize in providing online financial and listed company data and information in China. We offer registered-based services on a single information platform that provided financial data and information that we deliver through online forums. Our service offerings permit users to post and search financial information on the forum – Jinmimi Financial Forum.  Jinmimi Financial Forum is divided into six (6) sub-forums: Stock Market Information, Mutual Funds Information, Bonds Market Information, Commodities & Futures Information, Foreign Currencies Information, and Our Life Section. Our service offerings can be accessed through our websites at www.jinmimi.com. As of January 15, 2009, we had a total of approximately 70,000 registered user accounts.  We have approximately 20,000 active users.

Our service offers to users are used by and targeted at a broad range of investors in China and oversee Chinese, including individual investors managing their own money, professional investors such as institutional investors managing large sums of money on behalf of their clients, other financial professional such as investment bankers, stock analysts and financial reporters and middle class individuals. Our website users are not charged for visiting our websites. In the next 12 months, we are planning to develop a more integrated information platform that will allow users to select from a range of downloadable and web-based research tools through paid subscription. Through the expansion of our registered users, we are also aimed to provide advertising services to increase our revenue. Our service offerings are designed to enhance our users’ experience due to the following characteristics:

Interactive

We have established six (6) discussion forums where users can share with each other views on stocks and trends in the financial markets in China. In addition, we have introduced stock alert services that send messages to our users’ mobile phones notifying them of related information of their interest, according to their pre-set query parameters, allowing them to extend their experience with our services beyond the Internet.

Unbiased

Our website presents third-party content, analysis and commentary to provide our users with a broad view of the financial markets in China. We do not formulate or publish views on this content, analysis or commentary. Because we are not motivated to convince them to buy or sell any securities or to invest in any specific investments, we believe our subscribers and users view us as an unbiased provider of financial information.

Easy to use

Our research tools and our website are designed with a screen layout, menu options and displays that we believe any user familiar with a computer will find easy to use. From our basic web page, our users can enter into any of the six forums with a variety of financial data and information topics that interest them. Through our search tools, our users have access to a large pool of historical financial data and information, which they can categorize and analyze as they determine. We have a product development team directed at working closely with our customer support personnel to update and develop information and presentation formats that our subscribers view as enhancing ease of use and increasing the informative power of our research tools and our website. Our website is also designed to accommodate low bandwidth access to the Internet.

Market Opportunity

The Internet industry in China has experienced rapid growth during the past several years and is expected to continue to expand at a fast rate over the next few years.

Our primary focus is the China market. The success of our business is tied to the size and vitality of China’s economy. In a preliminary study published by the Chinese National Bureau of Statistics, China’s gross domestic product (GDP) reached $2.4 trillion in 2007, representing a 11.4% year-on-year growth rate. There were 210 million Internet users in China according to the latest survey by China Internet Network Information Center (“CNNIC”) and there were 480 million mobile phone users in China according to a May 2007 Report issued by China’s Ministry of Information Industry. The large user base makes China an attractive market for the Company to expand its business. According to the latest survey by CNNIC, China has 161 million broadband users. The large broadband adoption creates opportunity for the online industry, in particular in the areas of audio and video-based products and services for Internet users and in the area of rich media and video advertising. With the Chinese government shall issue 3G wireless licenses in January 2009, the 3G mobile network may open China’s online gateway to its mobile user, which may create additional business opportunities for Jinmimi.

Growth Strategies

We are a development stage company and we do not have any revenue since inception. And we do not charge our website users for visiting our website currently. However, we intend to develop paid-subscription services in the next 12 months to generate revenue. And we also aim to provide advertising services in the future to increase our revenue.

When we attract more users in the next 12 months, we will develop an integrated information platform that will allow users to select from a range of downloadable and web-based research tools through paid subscription. We intend to:

•	build our customer database by better understanding and in depth mining registered users;

•
upgrade our existing service offerings and expand our present service offerings to include downloadable and web-based research tools for data and information relating to financial instruments such as stocks, mutual funds, currencies, futures and commodities;

•	develop and increase our subscriber base by expanding distribution channels such as banks, mutual funds and brokerage firms;

•	increase our sales force scale and improve efficiency by recruiting more telemarketing sales personnel and training them with better sales skills; and

•	encourage our users to subscribe to our newer, more comprehensive and higher priced service offerings in the future.

In additional, we are negotiating with several software companies that provide stock analysis tools, advertising companies and a consultancy company to advertise on our website. We expect to generate revenue through advertising service at the end of March 2009.

Our Website and its Features

Our website content and our search tools are the key components of our information platform. Our websites have four primary functions:

•	To attract visitors and market our registered-based service offerings;

•	To store content and serve as an integral part of our information platform;

•	to provide online forum for users to share with each other views on stocks and trends in the financial markets in China; and

•	to provide research tools.

In order to attract visitors to our websites, we currently offer our website content free of charge. Through our websites, users can participate in online forum discussions. We believe our websites are designed for ease of use and accommodate low bandwidth access to the Internet.

Online forums

Our online forum’s name is Jinmimi Financial Forum.  We maintain six (6) online sub-forums on our website, enabling our users to participate in the discussions on specific financial topics we believe will be of interest to them. The online forums are moderated by third party moderators approved by us. We believe the discussion forums enhance our users’ experience and, through our active monitoring, allow us to better understand our users’ behavior and needs. The name and features of these 6 forums are as follows:

•	Stock Market Information: discussion board for users to share their opinions and experiences to purchase and sell the stocks in China market.

•	Mutual Funds Information: discussion board for users to share their opinions and experiences to participate in mutual funds in China securities market.

•	Bonds Market Information: discussion board for users to share their opinions and experiences to purchase and sell the bonds in China market.

•	Commodities & Futures Information: discussion board for users to share their opinions and experiences to purchase and sell the commodities and futures in China market.

•	Foreign Currencies Information: discussion board for users to share their opinions and experiences to purchase and sell the foreign currencies in China market.

•	Our Life Section: discussion board for users to share their opinions and experiences on the overall securities market in China.

Our search tool

Our web search allows users to locate information in our online forums using Chinese language search terms. After entering a search query, users are generally presented with a list of search results. Users can then access the desired websites by clicking on the hypertext links displayed in the search results.

In addition, through Advanced Search, we have integrated additional features into our web search that help users find information more accurately and easily.

•	Advanced Search: enables users to create more focused queries by employing techniques such as narrowing results to specified words or phrases, specified forums, authors, and/or time frames.

Our Content Providers

All of our registered users are our content providers by posting new articles or responses on our six forums.

Sales and Marketing

We market our service offerings through our website www.jinmimi.com. We currently do not charge users for visiting our website. However, we intend to develop an integrated platform for downloadable financial information to paid-subscribers. We also intend to develop advertising services when we attract more users.

Technology and Infrastructure

Our internally developed technology infrastructure is designed to maximize the number of concurrent users we can serve, while minimizing information retrieval time for our users. Our technology platform, which consists of web server technology, enables us to enhance performance, reliability and scalability in handling bursts of high-volume data requests during peak time, allowing users to quickly retrieve the information that they search for even during periods of high concurrent use. The core technology of our website is jointly developed with Shenzhen Runteam Culture Communication Co., Ltd., a company which specializing in communication and website planning and design with more than ten years experience. The server belongs to our own.

Web server technology

Our web server technology enables us to quickly develop and deploy information services dynamically. Our web server technology includes features that are designed to optimize the performance of our online services. For example, we developed a special feature that maximizes the time during which client-server connections are kept open, based on current server load, thereby increasing user navigation and website access speed.

Competition

Currently the online financial information service in China is rapidly evolving and highly competitive. Because we are focusing on China securities market and online forums, we mainly compete with other internet companies provided financial information and forums, such as Jinrongjie Forum (www.jrj.com), Hexu Financial (www.hexu.com), East Money (www.eastmoney.com), MACD Financial (www.macd.cn), and Lixiang Securities Forum (www.55188.com), etc. These competitors have longer operating histories, and have generated significant traffic, a loyal user base and a large and broad customer base. They have widely recognized brand names in China and greater financial resources than we do. We compete with these providers primarily for user traffic currently. In the future if we develop advertising service, we will compete with them for online advertising as well.

Our ability to compete depends on many factors, including the comprehensiveness, timeliness and trustworthiness of our content, the ease of use of our information platform and the contents of our online financial forums.

Intellectual property

We have registered one key domain name relating to our websites, www.jinmimi.com, with the Internet Corporation for Assigned Names and Numbers, or ICANN, an internationally organized, non-profit corporation.

Government and State Regulations

Internet Law

The Chinese government has enacted an extensive regulatory scheme governing the operation of business with respect to the internet, such as telecommunications, Internet information services, international connections to computer information networks, information security, censorship and administrative protection of copyright. Our website is currently in compliance with all government and state regulations applicable to access, content or commerce on the internet.

Specifically, PRC regulates online advertising, principally through the State Administration of Industry and Commerce (“SIAC”). Any entity that wishes to conduct advertising business in the PRC must first obtain approval from the SAIC or its local counterpart. We conduct our online advertising business through www.jinmimi.com, which holds an advertising operating license.

However, due to the increasing popularity and use of the Internet, it is possible that an additional number of laws and regulations may be adopted with respect to the Internet covering issues such as:

*	user privacy;
*	freedom of expression;
*	pricing;
*	content and quality of products and services;
*	taxation;
*	advertising;
*	intellectual property rights; and
*	information security

The adoption of any such laws or regulations might decrease the rate of growth of internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majorities of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Regulations on News Display

Displaying news on a website and disseminating news through the Internet are highly regulated in the People’s Republic of China. In November 2000, the State Council News Office and the Ministry of Information Industry promulgated the Provisional Measures for Administrating Internet Websites Carrying on the News Displaying Business. These measures require an Internet Communications Protocol operator (other than a government authorized news unit) to obtain State Council News Office approval to post news on its website or disseminate news through the Internet. Furthermore, the disseminated news must come from government-approved sources pursuant to contracts between the Internet Communications Protocol operator and these sources, copies of which must be filed with the relevant government authorities.

Currently we do not provide news by ourselves. But our users may post with links to other domestic websites that display news. According to our People’s Republic of China legal counsel, providing links to news stories in response to a search query does not constitute displaying news on a website or disseminating news through the Internet. Therefore, we are not required to obtain governmental approval for providing our search users with these news links.

Regulation on Internet Culture Activities

On May 10, 2003, the Ministry of Culture promulgated the Internet Culture Administration Tentative Measures, or the Internet Culture Measures. The Internet Culture Measures require Internet Communications Protocol operators engaging in “Internet culture activities” to obtain a license from the Ministry of Culture. The term “Internet culture activities” includes, among other things, online dissemination of Internet cultural products (such as audio-video products, gaming products, performances of plays or programs, works of art and cartoons) and the production, reproduction, importation, sale (wholesale or retail), leasing and broadcasting of Internet cultural products. The Internet Culture Measures do not state whether the measures apply to Internet search services that provide links to Internet cultural products, such as online audio-video products offered by third-party websites. According to our People’s Republic of China legal counsel, Internet search services that provide links to third-party websites do not currently constitute engaging in Internet culture activities under the Internet Culture Measures. We therefore believe that we do not need to obtain an Internet culture business operation license.

Regulation on Broadcasting Audio-Video Programs through the Internet

On January 7, 2003, the State Administration of Radio, Film and Television promulgated the Rules for Administration of Broadcasting of Audio-Video Programs through the Internet and Other Information Networks, or the Broadcasting Rules. The Broadcasting Rules regulate Internet broadcasting of audio-video programs. According to the Broadcasting Rules, anyone who wishes to engage in Internet broadcasting activities must first obtain a license.

On April 23, 2005, the State Council announced a policy regarding investment by non-state-owned companies in culture-related business in China. The policy restricts investment by non-state-owned companies in audio-video broadcasting business or website news business, whether the business is conducted via Internet or otherwise. The policy authorizes the Ministry of Culture, the State Administration of Radio, Film and Television and the State Council News Office to adopt detailed implementation rules according to the policy. As we do not provide audio-video directly through our website, although our users may provide algorithm-generated links to third-party websites, we do not believe this policy would have direct adverse impact on our business and operations.

Regulations on Advertisements

The People’s Republic of China government regulates online advertising, principally through the State Administration for Industry and Commerce, or the SAIC. Under the Rules for Administration of Foreign Invested Advertising Enterprise, promulgated by the SAIC and Ministry of Commerce on March 2, 2004, and the Guidance Catalogue, foreign investors are currently permitted to own up to 70% of the equity interest, individually or collectively, in a People’s Republic of China advertising company. Starting December 10, 2005, there will be no limit on the percentage of foreign equity ownership.

Any entity that wishes to conduct advertising business in the People’s Republic of China must first obtain approval from the SAIC or its local counterpart. Although the People’s Republic of China laws or regulations at the national level do not specifically regulate online advertising businesses, certain provincial government authorities, such as the Beijing Administration for Industry and Commerce, or Beijing AIC, regulate online advertising businesses. In March 2001, Beijing AIC promulgated the Online Advertising Tentative Administrative Measures, which require Internet Communications Protocol operators that provide online advertising services within the municipality of Beijing to obtain an advertising operations license.

Regulation on Software Products

On October 27, 2000, the Ministry of Information Industry issued the Administrative Measures on Software Products, or the Software Measures, to strengthen the regulation of software products and to encourage the development of the People’s Republic of China software industry. Under the Software Measures, a software developer must have all software products imported into or sold in the People’s Republic of China tested by a testing organization approved by the Ministry of Information Industry. The software products must be registered with the Ministry of Information Industry or with its provincial branch. The sale of unregistered software products in the People’s Republic of China is forbidden. Software products can be registered for five years, and the registration is renewable upon expiration.

Regulations on Intellectual Property Rights

China has adopted legislation governing intellectual property rights, including trademarks, patents and copyrights. China is a signatory to the main international conventions on intellectual property rights and became a member of the Agreement on Trade Related Aspects of Intellectual Property Rights upon its accession to the WTO in December 2001.

Patent. The National People’s Congress adopted the Patent Law in 1984, and amended it in 1992 and 2000. The purpose of the Patent Law is to protect and encourage invention, foster applications of invention and promote the development of science and technology. To be patentable, invention or utility models must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Council is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. A third-party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of patent rights.

Copyright. The National People’s Congress amended the Copyright Law in 2001 to widen the scope of works and rights that are eligible for copyright protection. The amended Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center.

To address copyright issues relating to the Internet, the People’s Republic of China Supreme People’s Court on November 11, 2000 issued the Interpretations on Some Issues Concerning Applicable Laws for Trial of Disputes Over Internet Copyright, or the Interpretations, which were subsequently amended on December 23, 2003. The Interpretations establish joint liability for Internet Communications Protocol operators if they knowingly participate in, assist in or incite infringing activities or fail to remove infringing content from their websites after receiving notice from the rights holder. In addition, any act intended to bypass circumvention technologies designed to protect copyrights constitutes copyright infringement.

To address the problem of copyright infringement related to the content posted or transmitted over the Internet, the People’s Republic of China National Copyright Administration and the Ministry of Information Industry jointly promulgated the Administrative Measures for Copyright Protection Related to the Internet on April 30, 2005. This measure became effective on May 30, 2005.

This measure applies to situations where an Internet Communications Protocol operator (i) allows another person to post or store any works, recordings, audio or video programs on the websites operated by such Internet Communications Protocol operator or (ii) provides links to, or search results for, the works, recordings, audio or video programs posted or transmitted by such person, without editing, revising or selecting the content of such material. Upon receipt of an infringement notice from a legitimate copyright holder, an Internet Communications Protocol operator must take remedial actions immediately by removing or disabling access to the infringing content. If an Internet Communications Protocol operator knowingly transmits infringing content or fails to take remedial actions after receipt of a notice of infringement, the Internet Communications Protocol operator could be subject to administrative penalties, including: cessation of infringement activities; confiscation by the authorities of all income derived from the infringement activities; and payment of a fine of up to three times the unlawful income or, in cases where the amount of unlawful income cannot be determined, a fine of up to RMB100,000. An Internet Communications Protocol operator is also required to retain all infringement notices for a minimum of six months and to record the content, display time and IP addresses or the domain names related to the infringement for a minimum of 60 days. Failure to comply with this requirement could result in an administrative warning and a fine of up to RMB30, 000.

Under People’s Republic of China copyright laws, a copyright holder can sue Internet service providers for copyright infringement. For example, in 2004, a Chinese record company sued a Chinese Internet music content provider, alleging that the defendant enabled users to download certain MP3 music files without the plaintiff’s authorization. The Beijing Municipal Supreme People’s Court found the defendant liable for knowingly participating in infringing activities and fined the defendant RMB100, 000 (US$12,082). On the other hand, in a 2001 case in which an author sued a Chinese Internet company for providing search links to a third-party website which displayed his book online without his authorization, the Haidian District People’s Court in Beijing held that the Internet company was not liable for providing algorithm-generated search links to the third-party website without knowledge of the website’s infringing activities. However, if an Internet search provider does not promptly remove links to the infringing content after receiving notices from the copyright holders, the Internet search provider can be held liable by a People’s Republic of China court. For example, in 2000, a copyright holder of a book brought a copyright infringement claim against another Chinese Internet company in the Beijing Intermediate People’s Court, alleging that the defendant provided search links to certain third-party websites that posted the plaintiff’s book without authorization and refused to remove such links to the infringing websites after the plaintiff requested the defendant to do so. The court found the defendant liable based primarily on the fact that it received notices of infringement from the plaintiff but did not timely remove the search links, and ordered the defendant to pay RMB3,000 (US$362.5) to the plaintiff as compensatory damage.

We do not host MP3 music files or movies on our servers. We provide algorithm-generated links to MP3 music files and provide index to movies located on third-party websites in response to our users’ search queries. We have adopted measures to mitigate copyright infringement risks. For example, our policy is to remove links to web pages if we know these web pages contain materials that infringe third-party rights or if we are notified by the legitimate copyright holder of the infringement.

Regulation of Information Security

The National People’s Congress has enacted legislation that prohibits use of the Internet that breaches the public security, disseminates socially destabilizing content or leaks state secrets. Breach of public security includes breach of national security and infringement on legal rights and interests of the state, society or citizens. Socially destabilizing content includes any content that incites defiance or violations of People’s Republic of China laws or subversion of the People’s Republic of China government or its political system, spreads socially disruptive rumors or involves cult activities, superstition, obscenities, pornography, gambling or violence. State secrets are defined broadly to include information concerning People’s Republic of China national defense, state affairs and other matters as determined by the People’s Republic of China authorities.

According to this legislation and other relevant regulations, Internet Communications Protocol operators must complete mandatory security filing procedures with local public security authorities and must also report any public dissemination of prohibited content.

Regulations on Internet Privacy

The People’s Republic of China Constitution states that People’s Republic of China laws protect the freedom and privacy of communications of citizens and prohibits infringement of such rights. In recent years, People’s Republic of China government authorities have enacted legislation on Internet use to protect personal information from any unauthorized disclosure. The Internet Measures prohibit an Internet Communications Protocol operator from insulting or slandering a third party or infringing upon the lawful rights and interests of a third party. Pursuant to the BBS Measures, Internet Communications Protocol operators that provide electronic messaging services must keep users’ personal information confidential and must not disclose such personal information to any third party without the users’ consent or unless required by law. The regulations further authorize the relevant telecommunications authorities to order Internet Communications Protocol operators to rectify unauthorized disclosure. Internet Communications Protocol operators are subject to legal liability if the unauthorized disclosure results in damages or losses to users. The People’s Republic of China government, however, has the power and authority to order Internet Communications Protocol operators to turn over personal information if an Internet user posts any prohibited content or engages in illegal activities on the Internet.

Regulations on Foreign Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange and other relevant People’s Republic of China government authorities, RMB is freely convertible only to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require prior approval from the State Administration of Foreign Exchange or its provincial branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the People’s Republic of China.

Payments for transactions that take place within the People’s Republic of China must be made in RMB. Unless otherwise approved, People’s Republic of China companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by State Administration of Foreign Exchange or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into RMB.

Employees

As of  February 23, 2009, we have 10 full time employees. We do not have any employment agreement with our employees. We believe our relationship with our employees is satisfactory.

DESCRIPTION OF PROPERTY

Our business office is located at 6G, West Building, Changxing Plaza, Changxing Rd, Nanshan District, Shenzhen, Guangdong, 518051 P.R. China.  The office is about 650 square feet and we pay rent of $400 per month to occupy this location. We are focusing in the internet industry and we have 5 computers as our office equipments. We have no other properties and at this time have no agreements to acquire any properties.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 shareholders of our common stock.

Rule 144 Shares

After July 2009, all of the shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D and/or Regulation S offering by us will become available for resale to the public without any restriction.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

To date, we have not appointed a transfer agent for our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US dollars)

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B., CPA(Practising)

The board of directors and shareholders of
Chuangding Investment Consultant (Shen Zhen) Co, Ltd

Independent Auditor’s Report

We have audited the accompanying consolidated balance sheets of Chuangding Investment Consultant (Shen Zhen) Co, Ltd and subsidiary as of December 31, 2008 and the related consolidated statements of income, stockholders' equity and cash flows for the period from December 4, 2008 (date of incorporation) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chuangding Investment Consultant (Shen Zhen) Co, Ltd as of December 31, 2008 and the results of its operations and its cash flows for the period from December 4, 2008 (date of incorporation) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has net losses of $41,522 for the period from December 4, 2008 (date of incorporation) to December 31, 2008. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hong Kong, China January 13, 2009	Albert Wong & Co Certified Public Accountants

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2008
(Stated in US Dollars)

	Note	2008
ASSETS
Current assets
Cash and cash equivalents		$236,159
Amount due from a shareholder	4	147,078
Amount due from a director	5	11,694
Other receivables	6	729
Prepaid expenses		6

Total current assets		$395,666
Property, plant and equipment, net	7	3,113

TOTAL ASSETS		$398,779

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Accruals		$1,097

TOTAL LIABILITIES		$1,097

Commitments and contingencies	11	$-

See accompanying notes to consolidated financial statements

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

CONSOLIDATED BALANCE SHEET (Continued)
AS AT DECEMBER 31, 2008
(Stated in US Dollars)

		2008

STOCKHOLDERS’ EQUITY
Registered capital	9	$147,500
Additional paid-in capital		292,428
Accumulated loss		(41,522)
Accumulated other comprehensive
income		(724)

		$397,682

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		$398,779

See accompanying notes to consolidated financial statements

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

		December 4, 2008
		to
	Note	December 31, 2008

Net revenues		$-

Operating expenses:
General and administrative		(42,007)

Operating loss		$(42,007)
Interest income		485

Loss before income taxes		$(41,522)

Income taxes	10	-

Net loss		$(41,522)

Other comprehensive income:
Foreign currency translation adjustment		(724)

Comprehensive loss		$(42,246)

See accompanying notes to consolidated financial statements

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

				Accumulated
		Additional		other
	Registered	paid-in	Accumulated	comprehensive
	capital	capital	loss	income	Total

Introduction of capital	$147,500	$292,428	$-	$-	$439,928
Net loss	-	-	(41,522)	-	(41,522)
Foreign currency
translation adjustment	-	-	-	(724)	(724)

Balance, December 31, 2008	$147,500	$292,428	$(41,522)	$(724)	$397,682

See accompanying notes to consolidated financial statements

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

December 4, 2008
to
December 31, 2008
Cash flows from operating activities
Net loss	$(41,522)
Depreciation	115
Adjustments to reconcile net income to net
cash provided by operating activities:
Amount due from a shareholder	(147,076)
Amount due from a director	(11,694)
Other receivables	(729)
Prepaid expenses	(6)
Accruals	1,097

Net cash used in operating activities	$(199,815)

Cash flows from investing activities
Purchase of plant and equipment	(3,229)

Net cash used in investing activities	$(3,229)

Cash flows from financing activities
Issue of capital	439,199

Net cash provided by financing activities	$439,199

Net cash and cash equivalents sourced	$236,155

Effect of foreign currency translation on cash
and cash equivalents	4

Cash and cash equivalents–end of year	$236,159

Supplementary cash flow information:
Interest received	$485

See accompanying notes to consolidated financial statements

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

Chuangding Investment Consultant (Shen Zhen) Co, Ltd (the “Company”) was incorporated under the laws of the People’s Republic of China (the PRC) as a limited company on December 4, 2008. The Company was a shell company with no substantial operations or assets.  The Company currently operates through itself and one operating company located in Mainland China: Shenzhen Jinmimi Network Technology Limited Company (“Shenzhen Jinmimi”), which the Company controls, through contractual arrangements between the Company and Shenzhen Jinmimi, as if Shenzhen Jinmimi was a wholly-owned subsidiary of the Company.

Shenzhen Jinmimi was established in the PRC as a limited company on August 4, 2008.

The Company and its subsidiary (hereinafter, collectively referred to as “the Group”) are engaged in the operation of website advertising in the PRC.

2.    UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of December 31, 2008, the Company has incurred an accumulated deficit since inception totaling $41,522 at December 31, 2008. This raises substantial doubts regarding the Company's ability to continue as a going concern.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America (“US GAAP”) and have been consistently applied in the presentation of financial statements.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Principles of consolidation

The Company consolidates the subsidiaries and the entities it controls through a majority voting interest or otherwise, including entities that are variable interest entities (“VIE’s”) for which the Company is the primary beneficiary pursuant to FASB Interpretation No. 46(R) (revised December 2003), “Consolidation of Variable Interest Entities, Interpretation of ARB 51” (“FIN 46(R)”).  The provisions of FIN 46(R) have been applied respectively to all periods presented in the consolidated financial statements.

Subsidiary

The Company consolidates its wholly owned subsidiary, Shenzhen Jinmimi, because it controls this entity through its 100% voting interest in it.  The following sets forth information about the wholly owned subsidiary:

Name of Subsidiary	Place & date of Incorporation	Equity Interest Attributable to the Company (%)	Registered Capital ($)	Registered Capital (RMB)

Shenzhen Jinmimi Network Technology Limited Company (“Shenzhen Jinmimi”)	PRC/August 4, 2008	100	$291,864	RMB 2,000,000

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in SFAS No. 144. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting period, there was no impairment loss.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rates used to translate amounts in RMB into USD for the purposes of   preparing the consolidated financial statements were as follows:

December 31, 2008
Twelve months ended
RMB : USD exchange rate	6.8542
From August 4, 2008 to
December 31, 2008
RMB : USD exchange rate	6.8543

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.  In addition, the current foreign exchange control policies applicable in PRC also restrict the transfer of assets or dividends outside the PRC.

(h)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of nine months or less to be cash equivalents. The Group maintains bank accounts only in the PRC. The Group does not maintain any bank accounts in the United States of America.   The cash located outside the United States is not restricted as to usage.

(i)	Leases

The Group did not have leases which met the criteria of a capital lease. Leases which do not qualify as capital leases are classified as operating leases. Operating lease rental payment included in the general and administrative expenses for the period from December 4, 2008 (date of incorporation) to December 31, 2008 was $2,480.

(j)	Advertising

The Group expensed all advertising costs as incurred.  Advertising expenses included in the general and administrative expense for the period from December 4, 2008 (date of incorporation) to December 31, 2008 was $270.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate is 25%.

(l)	Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within the PRC. Total cash in these banks at December 31, 2008 amounted to $236,159, of which no deposits are covered by Federal Depository Insured Commission. The Group has not experienced any losses in such accounts and believes it is not exposed to any risk on its cash in bank accounts.

(m)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

(n)	Recent accounting pronouncements

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 161 “Disclosures about Derivative Instruments and Hedging Activities”. SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact of SFAS 161 on its consolidated financial statements but does not expect it to have a material effect.

 In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to remove the GAAP hierarchy from the auditing standards. SFAS 162 is not expected to have a material impact on the Company’s financial statements.

4.    AMOUNT DUE FROM A SHAREHOLDER

Amount due from a shareholder is the subscription receivable from Active Choice Limited for registered capital. It is unsecured, interest-free, and repayable on demand.

5.    AMOUNT DUE FROM A DIRECTOR

Amount due from a director is unsecured, interest-free, and repayable on demand.

6.    OTHER RECEIVABLES

Details of other receivables are as follows:

2008

Rental deposits	$729

$729

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

7.    PROPERTY, PLANT AND EQUIPMENT, NET

Details of property, plant and equipment are as follows:

2008
At cost
Office equipment	$3,228
Less: accumulated depreciation	(115)
$3,113

Depreciation expense included in the general and administrative expenses for the period from December 4, 2008 (date of incorporation) to December 31, 2008 was $115.

8.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest.

9.    REGISTERED CAPITAL

As of December 31, 2008, the registered capital of the Company is $147,500 (RMB1,010,405). The amount was paid on January 7, 2009.

The Company had one shareholder, Active Choice Limited, a Hong Kong company, as at December 31, 2008, holding 100%.

CHUANGDING INVESTMENT CONSULTANT (SHEN ZHEN) CO, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 4, 2008 (DATE OF INCORPORATION) TO DECEMBER 31, 2008
(Stated in US Dollars)

10.  INCOME TAXES

(a)
The Company, being registered in the PRC and which conducts all of its business through its subsidiary incorporated in PRC, Shenzhen Jinmimi, are subject to PRC’s Enterprise Income Tax. Under applicable income tax laws and regulations, an enterprise located in PRC, including the district where our operations are located, is subject to a 25% Enterprise Income Tax (“EIT”).

(b)	PRC EIT rate was 25% for the period from December 4, 2008 (date of incorporation) to December 31, 2008.

No income before income taxes for the period from December 4, 2008 (date of incorporation) to December 31, 2008, was attributed to the subsidiary with operations in China. No income taxes related to China income for the period from December 4, 2008 (date of incorporation) to December 31, 2008.

11.  COMMITMENTS AND CONTINGENCIES

The Group has entered into two tenancy agreements for offices expiring through 2009. Total rental expenses for the period from December 4, 2008 (date of incorporation) to December 31, 2008 amounted to $2,480.

The Group’s commitments for minimum lease payments under these leases for year 2009 are as follows:

Year ending December 31,
2009	$2,655

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview of Our Performance and Operations

We were incorporated under the laws of the State of Nevada in November 2008. We are an online media company and value-added information service provider in the PRC.  We are one of the companies that specialize in providing online financial and listed company data and information in China. We offer registered-based services on a single information platform that provided financial data and information that we deliver through online forums. Our service offerings permit users to post and search financial information on the forum – Jinmimi Financial Forum.  Jinmimi Financial Forum is divided into six (6) sub-forums: Stock Market Information, Mutual Funds Information, Bonds Market Information, Commodities & Futures Information, Foreign Currencies Information, and Our Life Section. Our service offerings can be accessed through our websites at www.jinmimi.com. As of January 15, 2009, we had a total of approximately 70,000 registered user accounts.  We have approximately 20,000 active users.

Our service offers to users are used by and targeted at a broad range of investors in China and oversee Chinese, including individual investors managing their own money, professional investors such as institutional investors managing large sums of money on behalf of their clients, other financial professional such as investment bankers, stock analysts and financial reporters and middle class individuals. Our website users are not charged for visiting our websites. In the next 12 months, we are planning to develop a more integrated information platform that will allow users to select from a range of downloadable and web-based research tools through paid subscription. Through the expansion of our registered users, we are also aimed to provide advertising services to increase our revenue.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   As reflected in the accompanying financial statements of Chuangding, we had an accumulated expense of $42,007, a net loss of $41,522 for the period from December 4, 2008 (inception) to December 31, 2008. These conditions raise substantial doubt about our ability to continue as a going concern.

Plan of Operation

We are a development stage company with very limited operating history and we do not have any revenue since inception. We do not charge our website users for visiting our website currently. We anticipate incurring losses in the foreseeable future. We have already incurred significant net losses as $41,522 for the period from inception to December 31, 2008. In order to attract and retain Internet users, advertisers and subscribers, and generate revenue, we intend to develop paid-subscription services and provide advertising services.  Therefore, during the next twelve months, we expect to take the following steps in connection with the expansion of our business and the continuance of our operations:

1)
Initiate substantive construction of our website. We currently have constructed a comprehensive and well designed site webpage at www.jinmimi.com which provide financial data and information through our online forum, Jinmimi Financial Forum. The next stage of web expansion will focus on promoting Jinmimi Financial Forum to attract advertising companies, software companies that provide stock analysis tools, and consultancy companies for advertising services. We are in negotiation with several companies for advertising services and we expect to generate revenues at the end of March 2009.

2)
Build our customer database by better understanding and in depth mining registered users. We intend to develop and increase our user base by expanding distribution channels such as banks, mutual funs and brokerage firms. As we have more users in the future, we will use our best efforts to upgrade our existing service offerings and expand our present service offerings to include downloadable and web-based research tools for data and information relating to financial instruments such as stocks, mutual funds, currencies, futures and commodities.  We expect to complete such upgrade at the end of 2009.

3)	Within 30 days of effectiveness of our S-1 filed on February 23, 2009, we will seek a quotation for our common shares on the OTC Bulletin Board. There are no fees to us for such filing.

4)
Hire and train additional staff, including management, marketing staff, and administrative personnel. We anticipate hiring additional employees at the end of 2009. We will increase our sales force scale and improve efficiency by recruiting more telemarketing sales personnel and training them with better sales skills.

We intend to grow through internal development.  Because of uncertainties surrounding our growth and strong competition, we anticipate continuing to incur losses in the next 12 months. Our ability to achieve our business objectives is contingent upon its success in developing advertising services and upgrading our services to paid subscription based services.

Limited Operating History

We are a development stage company incorporated in November 2008, and as such had minimal operating revenues to date. Further, we have no significant assets, and no current earnings. The success of our company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by us are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of our company in the image consultant marketplace, there can be no assurance that we will operate profitably or remain solvent.

Results of Operations

As of the year ended December 31, 2008, we had cash on hand of $236,159 and our total assets were $398,779 while our total liabilities were $1,097.  We have positive shareholder’s equity in the amount of $397,682.

For period from inception to December 31, 2008, we have a net loss of $41,522. Our auditor has expressed substantial doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the company has had no revenue since inception and will need to raise capital to further its operations.   We believe we can satisfy our cash requirements to continue to operate over the next twelve months even if we are unable to obtain additional funding or our revenues significantly improve. However, we will need to raise additional funds or generate revenues to pursue our plan of operations. There is no guarantee that we will be able to raise additional funds and if we are unsuccessful in raising the funds, we may be forced to close our business operations.

Liquidity and Capital Resources

As of December 31, 2008, we had cash of $236,159.  We believe we can satisfy our cash requirements for the next twelve months with our current cash. We anticipate hiring a few employees at the end of 2009. However, we anticipate that our operational, and general and administrative expenses for the next 12 months can be limited to a total of approximately $150,000 depending on the expansion of our business operations. The foregoing represents our best estimate of our cash needs based on current planning and business conditions.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. There is substantial doubt about our ability to continue as a going concern. We may raise additional funds through:

-	public offerings of equity, securities convertible into equity or debt,

-	private offerings of securities or debt, or other sources.

During this offering, we agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,000.  As to the following serious conditions:

1)	As of December 31, 2008, we had cash of $236,159;

2)	We received an aggregate of $100,000 from the private placement in January 2009;

3)	Based on our financial condition, our auditor has expressed substantial doubt as to whether we can continue to operate as a going concern.

At this time, we do not identify any sources of additional financing. Upon developing a trading market for the common stock, we intend to seek additional sources of financing through hedge funds and/or licensed broker-dealers, however, given our precarious financial condition and our lack of business, a trading market may not develop in the foreseeable future.

Given our history of raising money, there is no guarantee that we will be successful in obtaining funds through public or private offerings in order to fund our operations. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 3 to the audited financial statements for the year ended December 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending December 31, 2009, we will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires us to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 141(R) will have on our financial results .

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 160 will have on our financial results.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. We will adopt this standard at the beginning of our year ending December 31, 2008. We do not expect the adoption of SFAS No. 161 to have a material impact on our financial results.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers’ and sole director’s and their respective ages as of  February 23, 2009 are as follows:

NAME	AGE	POSITION

Deng Zhang	34	President, Chief Executive Officer and Chairman of the Board of Director

Jiangkun Shi	36	Chief Executive Officer, Principal Accounting Officer and Treasurer

Ping Zhao	34	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Deng Zhang, President, CEO and Chairman of the Board of Directors

Mr. Zhang is our sole director and is served as the President and Chief Executive Officer since inception of our company. From 2006 to October 2008, he was served as the General Manager of Shenzhen Xin Kai Yuan Information Consulting Co., Ltd which operates 188Info (www.188info.com). From 2004 to 2006, he was served as Vice President of Shenzhen Zefang Advertising Liability Co., Ltd. for product marketing and planning of the company, and developing underground garage advertising.  From 1997 to 2004, Mr. Zhang was working in several different departments of Dapeng Securities Liability Co., Ltd.  Mr. Zhang graduated from the School of Economics and Management of Hubei Business College in 1997.

Ms. Jiangkun Shi, CFO, Principal Accounting Officer and Treasurer

Ms. Shi is our Chief Financial Officer, Principal Accounting Officer and Treasurer since inception of our company. She is familiar with the national financial system and relevant policies and regulations and is proficient with related financial software. From 1999 to 2007, Ms. Shi served several positions from Cashier, Accountant, Deputy Manager and General Manager of the Accounting Department of Jinmen Petrochemical Corporation. Ms. Shi graduated from Accounting and Auditing Department of Jianghan Petroleum Institute in 1992.

Ms. Ping Zhao, Secretary

Ms. Zhao is our Secretary since inception of our company.  She is familiar with secretarial work. From 2003 to 2007, Ms. Zhao served as League branch secretary of Hubei Jianghan Group Ferroalloy Limited Liability Company.  From 2002 to 2003, she served as Secretary of Quality and Safety Department of Hubei Jianghan Group. Prior to join Hubei Jianghan Group, Ms. Zhao was a Chinese teacher in Hubei Xiangfan No. 7 Middle School. Ms. Zhao graduated from Hubei Education College in 1996.

All officers and sole director listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of ethics that applies to our officers, employees and sole director, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Deng Zhang President, CEO, and Chairman of the Board of Directors	2008	$1,000	0	0	0	0	0	0	$1,000

Jiangkun Shi CFO, Principal Accounting Officer and Treasurer	2008	$800	0	0	0	0	0	0	$800

Ping Zhao Secretary	2008	$650	0	0	0	0	0	0	$650

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through  February 23, 2009.

Compensation of Directors

Our sole director is permitted to receive fixed fees and other compensation for his services as director. The Board of Directors has the authority to fix the compensation of director. No amounts have been paid to, or accrued to, director in such capacity.

Employment Agreements

We currently do not have any employment agreements in place with our officers or significant employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of  February 23, 2009 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of  February 23, 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 24,000,000 common shares issued and outstanding as of  February 23, 2009.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Xi Li (1) Address: Room 604, Unit 1, 20/FDongzhong Road, Dongcheng District, Beijing, P.R.China	10,020,000	41.75%

Common Stock	Changze Liu (1) Address: No. 12, Unit 86, No. 14 Street, Xingou Bridge, Qingshan District, Wuhan City, P.R.China	9,980,000	41.58%

Common Stock	Deng Zhang (2)	0	0

Common Stock	Jiangkun Shi (2)	0	0

Common Stock	Ping Zhao (2)	0	0

Common Stock	All executive officers and directors as a group (3 persons)	0	0

(1)	Upon inception of our company in November 2008, Mr. Xi Li and Mr. Changze Liu were issued 10,020,000 and 9,980,000 shares of the Company’s common stock as founder shares for their services provided.
(2)	Address: c/o Jinmimi Network Inc., 6G, West Building, Changxing Plaza, Changxing Rd, Nanshan District, Shenzhen, Guangdong, 518051 P.R. China.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We were incorporated under the laws of the State of Nevada in November 2008. Upon inception, we issued 10,020,000 shares to Mr. Xi Li and 9,980,000 shares to Mr. Changze Liu as founder shares for their services provided.

On January 14, 2009, we entered into a Purchase Agreement with HKAC and HKAC Shareholders, who are Mr. Xi Li and Silky Road International Group Limited, a BVI corporation (“Silky Road”). Mr. Xi Li owned 49.9% shares of HKAC and Silky Road owned 50.1% shares of HKAC. Pursuant to the Purchase Agreement, we acquired all the shares from HKAC Shareholders for $438,975 by delivery of a promissory note.

Other than described above, there is no other related party transaction.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We are in the process of adopting a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, we expect that where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. The presentation will be expected to include a description of, among other things, the material facts, and the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must excuse himself or herself form the deliberations and approval. Our policy will require that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our company and our stockholders, as our audit committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

JINMIMI NETWORK INC.
4,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   February __, 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$3.93
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$12,003.93

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item. 15 Recent Sales Of Unregistered Securities.

We were incorporated under the laws of the State of Nevada in November 2008. Upon inception, a total of 20,000,000 founder shares (10,020,000 and 9,980,000 respectively) were issued to Mr. Xi Li and Mr. Changze Liu for their services provided.

In January 2009, we completed a Regulation D Rule 506 and/or Regulation S offering in which we sold 4,000,000 shares of common stock to 40 investors, at a price per share of $0.025 per share for an aggregate offering price of $100,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Lei Cai	800,000
Huagui Zhao	900,000
Fang Liu	100
Jin Wang	700,000
Kequan Huang	500,000
Quanzhong Wang	100
Xiaohong Liang	100
Shuzhi Feng	1,000
Qiang Zhao	824,700
Yunfei Liu	1,000

Hongyan Xun	240,000
Rui Peng	8,000
Qinfang Hu	1,000
Tao Geng	6,000
Yan Li	500
Yan Ding	500
Xiaonian Li	2,000
Qianqian Sun	500
Gang Xiang	500
Bingbing Hu	1,000
Haibo Li	6,000
Xinfu Cheng	1,000
Zhangan Yang	1,000
Kaiwei Shen	800
E Jiang	100
Yuanping Dai	200
Fang Ren	100
Xiaoqiang Wei	400
Qiang Wang	200
Jiacai He	300
Bo Wang	200
Zhengguo Luo	200
Kangning Cheng	200
Nan Chen	100
Xia Cao	500
Tianbing Zhen	200
Xiaoming Zou	600
Jin Fan	500
Xueru Chen	200
Xiaohong Chen	200

The Common Stock issued in our Regulation D, Rule 506 and/or Regulation S Offering was issued in a transaction not involving a public offering in reliance on exemptions provided by Regulation D and/or Regulation S of the Securities Act of 1933.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item. 16 Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1 *	Certificate of Incorporation of Jinmimi Network Inc.
3.2 *	By-Laws of Jinmimi Network Inc.
5.1	Opinion of Anslow & Jaclin, LLP
10.1 *	Securities Purchase Agreement by and among us and Hong Kong Active Choice Limited dated as of January 14, 2009
10.2 *	Form of Subscription Agreement dated as of January 15, 2009
10.3 *	Management Consultancy Agreement by and between Chuangding Investment Consultant (Shenzhen) Co., Ltd. and Shenzhen Jinmimi Network Technology Co., Ltd., dated as of December 18, 2008
21.1 *	Subsidiary
23.1	Consent of Albert Wong & Co.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (filed herewith on signature page)

* Incorporated by reference to Form S-1 filed on January 26, 2009.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)                        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)                          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on  February 23, 2009.

JINMIMI NETWORK INC.

By:	/s/ Deng Zhang
Deng Zhang
President, CEO and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deng Zhang, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities (including his capacity as a sole director and/or officer of Jinmimi Network Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

February 23, 2009	By:	/s/ Deng Zhang
Deng Zhang
President, Chief Executive Officer and Chairman of the Board of Directors

February 23, 2009	By:	/s/ Jiangkun Shi
Jiangkun Shi
Chief Financial Officer, Principal Accounting Officer and Treasurer

February 23, 2009	By:	/s/ Ping Zhao
Ping Zhao
Secretary